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                                                                    EXHIBIT 10.8

                            ADVANCED FIBRE COMMUNICATIONS

                        NOTE SECURED BY STOCK PLEDGE AGREEMENT


$52,250.00                                                          May 31, 1995
                                                            Petaluma, California

         FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of ADVANCED FIBRE COMMUNICATIONS (the "Company"), at its corporate offices at 1445 McDowell Boulevard North, Suite B, Petaluma, California 94954, the principal sum of Fifty-Two Thousand Two Hundred Fifty and no/100 Dollars ($52,250.00), together with all accrued interest thereon, upon the terms and conditions specified below.

         1. INTEREST. Interest shall accrue on the unpaid balance outstanding from time to time under this Note at the rate of 6.5% per annum, compounded semi-annually, and shall be payable annually in arrears.

         2. PRINCIPAL. The entire principal balance of this Note, together with all accrued and unpaid interest, shall become due and payable in one lump sum on December 13, 2000.

         3. APPLICATION OF PAYMENT. Payment shall be made in lawful tender of the United States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest, may be made in whole or in part at any time without penalty.

         4. EVENTS OF ACCELERATION. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall, at the election of the holder of this Note, become immediately due and payable prior to the specified due date of this Note upon the earliest of any one of the following events to occur:

              A. the failure of the Maker to pay when due any installment of accrued interest under this Note and the continuation of such default for a period of thirty (30) days or more; or

              B. the expiration of the thirty (30)-day period following the date the Maker ceases for any reason to remain in the Company's employ; or

              C. an acquisition of the Company (whether by merger or acquisition of all or substantially all of the Company's assets or outstanding voting stock) for consideration payable in cash or freely-tradable securities; provided, however, that if the Pooling of Interest Method, as described in Accounting Principles Board Opinion No. 16, is used to account for the acquisition for financial reporting purposes, acceleration shall not occur prior to the end of the sixty (60)-day period immediately following the end of the applicable restriction period required under Accounting Series Release Numbers 130 and 135; or

              D. the expiration of the sixty (60)-day period immediately following the end of any market standoff period applicable to the Company's common stock which may be imposed by the underwriters in connection with the initial underwritten public offering of such common stock; or

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              E.   the insolvency of the Maker, the commission of any act
    of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker, or the attachment of or execution against any property or assets of the Maker; or

              F. the occurrence of any event of default under the Stock Pledge Agreement securing this Note or any obligation secured thereby.

         5. EMPLOYMENT. For purposes of applying the provisions of this Note, the Maker shall be considered to remain in the Company's employ for so long as the Maker renders services as an employee of the Company, any successor entity or one or more of the Company's fifty percent (50%)-or-more owned (directly or indirectly) subsidiaries.

         6. SECURITY. This Note represents an obligation of the Maker delivered in payment of the purchase price of the shares of the Company's common stock acquired this day by the Maker under a written compensation agreement. Payment of this Note shall be secured pursuant to the Stock Pledge Agreement to be executed this date by the Maker. The Maker, however, shall remain personally liable for payment of this Note, and assets of the Maker, in addition to the collateral under the Stock Pledge Agreement, may be applied to the satisfaction of the Maker's obligations hereunder.

         7. COLLECTION. If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

         8. WAIVER. A waiver of any term of this Note, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly-authorized officer of the Company, and any such waiver shall be limited to its express terms. No delay by the Company in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default, or failure of condition under this Note, the Stock Pledge Agreement or the obligations secured thereby.

         The Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

         9. GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of California, without regard to that State's conflict-of-laws rules.

                                  /s/ Donald Green
                                  ----------------
                                  MAKER:


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